United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018
ASTROTECH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03    Material Modification to Rights of Securities Holders

As previously disclosed, on July 29, 2009, the Board of Directors of Astrotech Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value per share, of the Company. As previously disclosed, the description and terms of the rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Under the terms of the Rights Agreement, the Rights were to expire on August 10, 2010 (the “Expiration Date”) unless the Expiration Date was extended or unless the Rights were earlier redeemed or exchanged by the Company. As previously disclosed, on July 29, 2010, the Company and the Rights Agent entered into Amendment One to the Rights Agreement, which extended the Expiration Date from August 10, 2010 to August 10, 2011. As previously disclosed, on August 10, 2011, the Company and the Rights Agent entered into Amendment Two to the Rights Agreement, which extended the Expiration Date from August 10, 2011 to August 10, 2012. As previously disclosed, on August 10, 2012, the Company and the Rights Agent entered into Amendment Three to the Rights Agreement, which extended the Expiration Date from August 10, 2012 to August 10, 2013. As previously disclosed, on August 6, 2013, the Company and the Rights Agent entered into Amendment Four to the Rights Agreement, which extended the Expiration Date from August 10, 2013 to August 10, 2014. As previously disclosed, on June 9, 2014, the Company and the Rights Agent entered into Amendment Five to the Rights Agreement, which extended the Expiration Date from August 10, 2014 to August 10, 2015, amended and restated the definition of “Acquiring Person” to cure an ambiguity and amended and restated Section 27 to provide that, until the Distribution Date (as defined in the Rights Agreement), the Board of Directors may supplement the Rights Agreement without the approval of any holders of certificates evidencing the Rights. As previously disclosed, on August 5, 2015, the Company and the Rights Agent entered into Amendment Six to the Rights Agreement, which extended the Expiration Date from August 10, 2015 to August 10, 2016 and decreased the Purchase Price for each one one-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock purchasable pursuant to the exercise of a Right as provided in the Rights Agreement from $6.50 to $3.06. As previously disclosed, on August 4, 2016, the Company and the Rights Agent entered into Amendment Seven to the Rights Agreement, which extended the Expiration Date from August 10, 2016 to August 10, 2017 and decreased the Purchase Price for each one one-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock purchasable pursuant to the exercise of a Right as provided in the Rights Agreement from $3.06 to $2.29. As previously disclosed, on July 20, 2017, the Company and the Rights Agent entered into Amendment Eight to the Rights Agreement (the “Amendment”), which extends the Expiration Date from August 10, 2017 to August 10, 2018 and increased the Purchase Price for each one one-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock purchasable pursuant to the exercise of a Right as provided in the Rights Agreement from $2.29 to $3.31.

On February 22, 2018, the Company and the Rights Agent entered into Amendment Nine to the Rights Agreement (the “Amendment”), pursuant to which, among other things, the governing law of the Rights Agreement was changed from the State of Washington to the State of Delaware and the preferred stock of the Company purchasable upon exercise of the Rights was changed from one-thousandth of a share of Series D Junior Participating Preferred Stock to one one-thousandth of a share of Series A Junior Participating Preferred.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated by reference herein as Exhibit 4.1.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
4.1	Amendment Nine to Rights Agreement, dated as of February 22, 2018, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION
(Registrant)

Date: February 27, 2018

By:
Thomas B. Pickens III
Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Amendment Nine to Rights Agreement, dated as of February 22, 2018, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.	E